UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 7, 2008 (December 31, 2007)

SONGZAI INTERNATIONAL HOLDING GROUP, INC.

(Exact name of registrant as specified in Charter)

Nevada	333-66994	43-1932733
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

20337 Rimview Place
Walnut, California 91789

(Address of Principal Executive Offices)

(909) 468-2840

 (Issuer Telephone Number)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Songzai International Holding Group, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On or about December 31, 2007 (the “Effective Date”), Songzai International Holding Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”), dated as of December 31, 2007, with Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), a People’s Republic of China (“PRC”) limited liability company, Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”, and collectively with Hong Yuan, the “Xing An Group”), a PRC limited liability company, and the holders of 100% of the equity interests of the Xing An Group: Heilongjiang Xing An Mining Development Group Co., Ltd., a PRC limited liability company (“Xing An Mining”), Mingshu Gong, Yunjia Yue, Yunpeng Yue and Guoqing Yue (collectively the “Selling Shareholders”). Pursuant to the terms of the Agreement, the Company has agreed to acquire 90% of the registered capital, representing 90% of the outstanding equity interests, of each of Hong Yuan and Sheng Yu from the Selling Shareholders for the aggregate purchase price of thirty million dollars (the “Cash Consideration”) and 80,000,000 shares of the Company’s common stock (“Stock Consideration”). The transactions contemplated under the Agreement are collectively referred to as the “Acquisition”.

Terms and Conditions of the Stock Purchase Agreement

The Agreement includes customary representations and warranties by each party thereto. The following is a brief description of the terms and conditions of the Agreement that are material to the Company:

1.
At the closing of the Acquisition (the “Closing”), the Company will pay the Cash Consideration by issuing its promissory notes (the “Notes”) to the Selling Shareholders in the aggregate amount of thirty million dollars.  The Notes will be without interest, and will be payable in two installments, the first due six months after the Closing in the amount of $18,000,000 and the second on the first anniversary of the Closing in the amount of $12,000,000, provided that the Notes will be immediately due and payable on the completion by the Company of a financing of at least $30,000,000;

2.
At the Closing, the Stock Consideration will be placed into escrow for two years, pursuant to an escrow agreement to be entered into among the Company, the Selling Shareholders and an escrow agent (the “Escrow Agent”), as security for the Selling Shareholders’ indemnity obligation against certain claims arising from any material breach or failure to perform under the Agreement, which claims are set forth in the Agreement. In the absence of claims for indemnification, that number of shares which each Selling Shareholder may sell under Rule 144 promulgated under the Securities Act of 1933 will be released from escrow each calendar quarter;

3.
At the closing of the Acquisition, each of the Selling Shareholders will deliver a deed of trust to transfer to the Company the beneficial interests to the remaining 10% equity interests of the Xing An Group not being acquired by the Company pursuant to the Acquisition (the “Trust”); and

4.	The Agreement may be terminated by the Company if (1) the Selling Shareholders and the Xing An Group fail to fulfill any of their closing conditions as set forth in the Agreement or (2) the closing of the Acquisition have not occurred by January 31, 2008. The relevant closing conditions are:

	(a)	Delivery to the Company of documents evidencing the transfer of 90% of the registered capital of the Xing An Group to the Company by the Selling Shareholders;

	(b)	Delivery to the Company of a certified copy of resolutions unanimously adopted by the respective boards of directors and shareholders of Hong Yuan and Sheng Yu approving the execution and delivery of the Agreement and the consummation of the Acquisition and the Trust;

	(c)	Delivery to the Company of a deed of trust executed by each of the Selling Shareholders to effectuate the Trust;

(d)
Delivery to the Company of the records pertaining to the assets, properties, business, operations, accounts, financial condition, customers and suppliers, as well as a certificate of good standing (or its equivalence), of the Xing An Group;

(e)
Delivery to the Company of an opinion issued by the Selling Shareholders’ counsel to the Company regarding (i) the corporate organization and good standing of the Xing An Group and Xing An Mining, (ii) the due authorization of the Acquisition and the Trust, (iii) non-contravention, and (iv) the legality of the Acquisition and Trust under the laws of the PRC; and

	(f)	Delivery to the Company of any other documents that the Company may reasonably deem necessary or appropriate in order to consummate the Acquisition and theTrust.

Additionally, from the date of the Agreement until the Closing, the Xing An Group must continue to operate in the ordinary course of business and must refrain from making any distributions or payments to the Selling Shareholders without the consent of the Company.

5.	The Agreement may be terminated by the Selling Stockholders and the Xing An Group if (1) the Company fails to fulfill any of its closing conditions as set forth in the Agreement or (2) the closing of the Acquisition have not occurred by January 31, 2008. The relevant closing conditions are:

	(a)	Delivery to the Selling Shareholders of the Notes in the amount of Cash Consideration due each of the Selling Shareholders;

	(b)	Delivery to the Escrow Agent of the certificates representing the Stock Consideration;

(c)	Delivery to the Selling Shareholders of a certified copy of resolutions unanimously adopted by the Company’s board of directors approving the execution and delivery of the Agreement and the consummation of the Acquisition and the Trust;

	(d)	Delivery to the Selling Shareholders of a certificate of good standing of the Company;

	(e)	Delivery to the Selling Shareholders of an opinion issued by the Company’s counsel to the Selling Shareholders regarding (i) the corporate organization and good standing of the Company, (ii) the due authorization of the Acquisition and the Trust, (iii) non-contravention, and (iv) the enforceability of the Agreement; and

	(f)	Delivery to the Company of any other documents that the Selling Shareholders may reasonably deem necessary or appropriate in order to consummate the Acquisition and the Trust.

The foregoing description of the Agreement is qualified in its entirety by the contents of the Agreement attached as Exhibit 2.1 to this current report on Form 8-K.

Due to conditions precedent to closing, and the risk that these conditions precedent will not be satisfied, there is no assurance that the Company will complete the Acquisition as contemplated in the Agreement.

Business of Hong Yuan and Sheng Yu

Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”) was organized as a limited liability company under the laws of the PRC on August 18, 2003 and its registered address is Xi Lin Ji Town, Mo He County, Da Xing’an Mountain District, Heilongjiang Province. Hong Yuan operates the Hong Yuan Coal Mine under license from Heilongjiang Administration of Land and Resources granting Hong Yuan mining rights, with an estimated coal reserve (in-place resource) of 12.52 million tons and for which the company is licensed to produce up to 450,000 tons of coal annually.

Heilongjiang Xing An Group Sheng Yu Coal Mining Co., Ltd. (“Sheng Yu”) was organized as a limited liability company under the laws of the PRC on July 28, 2003 and its registered address is Cross Area between Zhenxing Road and Zhonghua Road, Xi Lin Ji Town, Mo He County, Da Xing’an Mountain District, Heilongjiang Province. Sheng Yu operates the Sheng Yu Coal Mine under license from Heilongjiang Administration of Land and Resources granting Sheng Yu mining rights, with an estimated coal reserve (in-place resource) of 8.82 million tons and for which the company is licensed to produce up to 150,000 tons of coal annually.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

2.1
Stock Purchase Agreement dated as of December 31, 2007 by and among Songzai International Holding Group, Inc., Heilongjiang Xing An Group Hong Yuan Coal Mining Co., Ltd. (“Hong Yuan”), Heilongjiang Xing An Group Sheng Yu Ming Co., Ltd. (“Sheng Yu”), and the holders of 100% of the equity interests of Hong Yuan and Sheng Yu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 7, 2008	Songzai International Holding Group, Inc. (Registrant)

	By:	/s/ Hongjun Li
Hongjun Li
President